Exhibit 99.1

MobileIron Announces Business Update

MOUNTAIN VIEW, Calif., June 10, 2015 - MobileIron (NASDAQ: MOBL), the leader in mobile enterprise security, today delivered this business update in conjunction with the company’s Mobile First 2015 annual user conference.

The company is providing the following updated outlook for its fiscal second quarter 2015 (ending June 30, 2015):

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Total billings are expected to be between $37 million and $39 million. Non-GAAP revenue is expected to be between $33 million and $34 million, and GAAP revenue is expected to be between $33.6 million and $34.6 million. These are consistent with the guidance given in the company’s April 30th earnings release.

•	MobileIron is expecting improved Non-GAAP operating expenses in a range between $48.5 million and $49.5 million versus our previous guidance of $49.5 million to $51.0 million.

The company is maintaining the following outlook for its fiscal year 2015 (ending December 31, 2015):

•	Total billings are expected to be between $165 million and $180 million.
•	Total non-GAAP revenue is expected to be between $140 million and $150 million, and GAAP revenue is expected to be between $141.8 million and $151.8 million.

Additionally, the company is providing the following outlook for its fiscal fourth quarter 2015 (ending December 31, 2015) and fiscal fourth quarter 2016 (ending December 31, 2016):

•	Non-GAAP Operating Margin is expected to be between -24% and -28% for the fiscal fourth quarter of 2015.
•	Non-GAAP Operating Margin is expected to be between -8% and -12% for the fiscal fourth quarter of 2016.
•	Cash from Operations is expected to be positive for the fiscal fourth quarter of 2016.

All forward-looking non-GAAP financial measures contained in this section "Financial Outlook" exclude estimates for stock-based compensation expenses, amortization of intangible assets, and perpetual license revenue recognized from licenses delivered prior to 2013.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis, the company has provided a reconciliation of GAAP to non-GAAP financial measures in its quarterly earnings releases.

Conference Call and Webcast of Analyst Event

MobileIron will host a live webcast starting at 8:00 a.m. Pacific Daylight Time. The live webcast will be available on the MobileIron Investor Relations website at http://investors.mobileiron.com/.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding MobileIron’s revenue and other GAAP and non-GAAP financial metrics and other statements regarding trends in the company's business, including statements regarding MobileIron’s GAAP and non-GAAP revenue and operating expense targets, growth in our customer base, increasing customer adoption, and expected benefits from new product offerings. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including MobileIron's limited operating history, quarterly fluctuations in MobileIron’s operating results, MobileIron’s need to develop new solutions and enhancements to compete in rapidly evolving markets, product defects, competitive pressures, product mix shift, customer adoption, changes by operating system providers and mobile device manufacturers, MobileIron’s inability to manage growth, the quality of MobileIron support, and MobileIron’s reliance on channel partners.

Additional information on potential factors that could affect MobileIron's financial results is included in our SEC filings, including our reports on Forms 10-K, 10-Q and 8-K and other filings that we make with the SEC from time to time. MobileIron does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

To supplement our financial results presented on a GAAP basis, we provide investors with certain non-GAAP financial measures, including gross billings, recurring billings, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, and non-GAAP net loss per share. These non-GAAP financial measures exclude stock-based compensation, the amortization of intangible assets, and perpetual license revenue recognized from licenses delivered prior to 2013.

We believe these non-GAAP financial measures are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures.

About MobileIron

MobileIron provides the foundation for companies around the world to transform into Mobile First organizations. For more information, please visit www.mobileiron.com.

“MobileIron” and the MobileIron Planet M logo are registered trademarks of MobileIron, Inc. in the United States and other countries. Trade names, trademarks, and service marks of other companies that are used in this press release belong to their respective owners.

Investor Contact:

Samuel Wilson

MobileIron

ir@mobileiron.com

650-282-7555

Media Contact:

Clarissa Horowitz

MobileIron

clarissa@mobileiron.com

415-608-6825